As filed with the Securities and Exchange Commission on March 9, 2010.
Registration No. 333-164983

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to Form F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Redgate Media Group
(Exact Name of Registrant as Specified in Its Charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands (State or Other Jurisdiction of Incorporation or Organization)	7310 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

8th Floor, CITIC Building, Tower B
19 Jianguomenwai Street, Chaoyang District
Beijing 100004, People’s Republic of China
(+86-10) 8526-3128
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 590-9200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Chun Wei, Esq. Sullivan & Cromwell LLP 28th Floor Nine Queen’s Road Central Hong Kong (+852) 2826-8688	S. Eugene Buttrill III, Esq. DLA Piper Hong Kong 17/F Edinburgh Tower The Landmark, 15 Queen’s Road Central Hong Kong (+852) 2103-0808

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of Each Class of	Aggregate	Registration
Securities to be Registered	Offering Price(1)(2)	Fee
Common shares, par value $0.0025 per share(3)	$53,906,250	$3,843.52(4)

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(2)	Includes common shares initially offered and sold outside the United States that may be resold from time to time in the United States, including common shares that may be purchased by the underwriters pursuant to an over-allotment option. The common shares are not being registered for the purpose of sales outside the United States.

(3)	American depositary shares issuable upon deposit of the common shares registered hereby have been registered under a separate registration statement on Form F-6 filed with the Securities and Exchange Commission on February 24, 2010 (Registration No. 333-165039). Each American depositary share represents two common shares.

(4)	Paid previously.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment is to file exhibits 1.1, 4.1, 5.1, 8.1, 8.2, 10.19.1, 23.3, 23.4, 23.5 and 99.1 to the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The Prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended memorandum and articles of association provided that our directors, officers and auditors shall be indemnified out of our assets against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

Item 7.	Recent Sales of Unregistered Securities

During the past three years, we have issued and sold the securities listed below without registering the securities under the Securities Act. In the case of each transaction referenced in this Item 7, the issuance was (i) an offshore transaction by an issuer in reliance upon Regulation S under the Securities Act; (ii) grants of options made to a large number of our employees or non-employee directors pursuant to an employee benefit plan, as exempted by Rule 701 under the Securities Act; or (iii) a private placement of securities in reliance upon Regulation D under the Securities Act or other transactions by an issuer not involving any public offering, pursuant to Section 4(2) of the Securities Act. Therefore, the registrant believes that each of the following issuances was exempt from registration. Except as otherwise indicated, all references to the numbers and per share data under “Number of Securities” in the following table take into account the 40-for-1 share split executed by us in February 2010.

						Underwriting
	Date of Sale or	Title of	Number of			Discount and
Purchaser	Issuance	Securities(1)	Securities	Consideration ($)		Commission

Lawdobo Limited	December 31, 2004	Common shares	2,133,004	—	(2)	—
Uni-Asia Limited	September 5, 2007	Class D preference shares	760,811	5,000,000		—
Harmir Realty Co, LP	November 21, 2007	Class D preference shares	214,012	1,500,000		—
Michael A. Steinberg Profit Sharing Trust	November 21, 2007	Class D preference shares	142,674	1,000,000		—
Salhia Real Estate Company	July 15, 2008	Class E preference shares	547,750	5,000,000		—
Mercurius Partners, LLP	July 15, 2008	Class E preference shares	109,550	1,000,000		—
Ghazi Al-Nafisi	July 15, 2008	Class E preference shares	109,550	1,000,000		—
John Pridjian	July 15, 2008	Class E preference shares	32,865	300,000		—
Anwar Al-Usaimi	July 15, 2008	Class E preference shares	27,388	250,000		—
Abdulaziz Al-Nafisi	July 15, 2008	Class E preference shares	27,388	250,000		—

							Underwriting
	Date of Sale or	Title of	Number of				Discount and
Purchaser	Issuance	Securities(1)	Securities		Consideration ($)		Commission

Jean Rene Perrette	August 15, 2008	Class E preference shares	54,775		500,000		—
Uni-Asia Limited	August 15, 2008	Class E preference shares	54,775		500,000		—
Uni-Asia Limited	May 15, 2009	Class F preference shares	1,521,607	(3)	10,000,000	(4)	—
Nathalie Eliescaud	December 4, 2009	Class G preference shares	50,942		250,000		—
Geier Holdings LLC	December 4, 2009	Class G preference shares	81,508		400,000		—
Robert C. Wright	December 4, 2009	Class G preference shares	50,942		250,000		—
Fatboy Capital, LP	December 4, 2009	Class G preference shares	60,000		294,450		—
Hyposwiss Private Bank Genève SA	December 4, 2009	Class G preference shares	50,942		250,000		—
Malcolm John Jennings	December 4, 2009	Class G preference shares	17,015		83,500		—
SG Private Banking (Suisse) SA	December 4, 2009	Class G preference shares	203,770		1,000,000		—
Reginald Kufeld Brack, Jr.	December 4, 2009	Class G preference shares	20,377		100,000		—
John Pridjian	December 31, 2009	Class G preference shares	50,942		250,000		—
Lotus Equity Income Fund Limited	December 31, 2009	Class G preference shares	20,377		100,000		—
The Gladiator Fund	December 31, 2009	Class G preference shares	81,508		400,000		—
Avatam, LLC	December 31, 2009	Class G preference shares	20,377		100,000		—
Hyposwiss Private Bank Genève SA	December 31, 2009	Class G preference shares	25,471		125,000		—

Fahad Al-Mutawa	January 13, 2010	Class G preference shares	20,377		100,000		—

Kuwait China Investment Company KSC	November 24, 2009	Class G preference shares	855,832(5)		3,500,000(6)		—

(1)	All preference shares will convert into our common shares upon the completion of this offering at a one-to-one ratio.

(2)	These common shares were issued to Lawdobo Limited in connection with the establishment of our employee share option scheme. Lawdobo Limited held the shares as trustee for employees who would join the employee share option scheme. On December 31, 2009, we amended the employee share option scheme and terminated the trust. As a result, all common shares held by the trustee were transferred to our company and canceled.

(3)	These Class F preference shares were issued to Uni-Asia as collateral to secure a certain line of credit extended by Uni-Asia to our company under the Uni-Asia convertible note, and are subject to our certain repurchase rights. Uni-Asia will convert the first annual interest amount payable under the Uni-Asia convertible note into 101,885 Class F preference shares immediately prior to this offering.

(4)	Uni-Asia paid the entire purchase consideration by a combination of (i) a cash payment of $3,804.01 and (ii) the commitment to extend a line of credit to our company.

(5)	These Class G preference shares were issued to KCIC as collateral to secure the KCIC convertible note. KCIC will convert the entire outstanding principal amount of $3.5 million under the KCIC convertible note into 713,194 of our common shares and cancel our Class G preference shares immediately prior to this offering. We will simultaneously repurchase and cancel 855,832 previously issued Class G preference shares from KCIC at a nominal purchase price.

(6)	KCIC paid the entire purchase consideration by a combination of (i) a cash payment of $1,782.98 and (ii) the benefit of our receiving the loan under the KCIC convertible note.

Item 8.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibits		Description

1.1		Form of Underwriting Agreement
3	.1*	Memorandum and Articles of Association of the Registrant
3	.2*	Amended and Restated Memorandum and Articles of Association of the Registrant
4.1		Specimen of Share Certificate
4	.2(1)	Form of Deposit Agreement among Redgate Media Group, Citibank, N.A., as depositary, and the Holders and Beneficial Owners of American Depositary Shares issued thereunder, including the form of American Depositary Receipt
4	.3.1*	Shareholders Agreement for Redgate Media Inc., dated September 17, 2004, among Redgate Media Inc., Ying Zhu, Robert William Hong-San Yung, Peter Bush Brack, Common Investors, Series A Investors, Series B Investors and Series C Investors
4	.3.2*	Amendment Agreement, dated September 12, 2007, among parties to the Shareholders Agreement dated September 17, 2004 named therein and Uni-Asia Limited
4	.3.3*	Second Amendment Agreement, dated November 30, 2007, among parties to the Shareholders Agreement dated September 17, 2004, as amended on September 12, 2007, named therein, Harmir Realty Co, LP and Michael A. Steinberg Profit Sharing Trust
4	.3.4*	Third Amendment Agreement, dated June 20, 2008, among parties to the Shareholders Agreement dated September 17, 2004, as amended on September 12, 2007 and November 30, 2007, named therein and Series E Investors named therein
4	.3.5*	Fourth Amendment Agreement, dated December 4, 2009, among parties to the Shareholders Agreement dated September 17, 2004, as amended on September 12, 2007, November 30, 2007 and June 20, 2008, named therein and Series G Investors named therein
4	.3.6*	Amendment Agreement to Shareholders Agreement, dated December 7, 2009, between Redgate Media Group and Fahad Al-Mutawa
4	.3.7*	Amendment Agreement to Shareholders Agreement, dated December 9, 2009, between Redgate Media Group and John Pridjian
4	.3.8*	Amendment Agreement to Shareholders Agreement, dated December 14, 2009, between Redgate Media Group and Lotus Equity Income Fund Limited
4	.3.9*	Amendment Agreement to Shareholders Agreement, dated December 14, 2009, between Redgate Media Group and The Gladiator Fund
4	.3.10*	Amendment Agreement to Shareholders Agreement, dated December 16, 2009, between Redgate Media Group and Avatam, LLC
4	.3.11*	Amendment Agreement to Shareholders Agreement, dated December 18, 2009, between Redgate Media Group and Hyposwiss Private Bank Genève SA
4	.3.12*	Amendment Agreement to Shareholders Agreement, dated December 7, 2009, between Redgate Media Group and Fahad Al-Mutawa
4	.3.13*	Fifth Amendment Agreement, dated February 12, 2010, among parties to the Shareholders Agreement dated September 17, 2004, as amended on September 12, 2007, November 30, 2007, June 20, 2008 and December 4, 2009, named therein
5.1		Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant, as to the validity of the common shares
8.1		Opinion of Sullivan & Cromwell LLP, United States counsel to the Registrant, regarding certain tax matters
8.2		Opinion of Conyers Dill & Pearman regarding certain tax matters
10	.1.1*	English translation of Equity Transfer Agreement, dated April 8, 2008, among Redgate Interactive Advertising (Beijing) Co., Ltd., Juanjuan Tang, Jinyu Fan and Shanghai Dianguang Media Broadcasting Company

Exhibits		Description

10	.1.2*	English translation of Supplemental Agreement to the Equity Transfer Agreement, dated April 8, 2008, among Redgate Interactive Advertising (Beijing) Co., Ltd., Juanjuan Tang, Jinyu Fan and Shanghai Dianguang Media Broadcasting Company
10	.1.3*	English translation of Supplemental Agreement to the Equity Transfer Agreement, dated July 14, 2008, among Redgate Interactive Advertising (Beijing) Co., Ltd., Redgate Media Inc., Juanjuan Tang, Jinyu Fan and Shanghai Dianguang Media Broadcasting Company
10	.1.4*	English translation of Supplemental Agreement to the Equity Transfer Agreement, dated August 12, 2009, among Redgate Interactive Advertising (Beijing) Co., Ltd., Juanjuan Tang, Jinyu Fan and Shanghai Dianguang Media Broadcasting Company
10	.1.5*	Shares Issuance Agreement, dated April 8, 2008, among Redgate Media Inc., Redgate Interactive Advertising (Beijing) Co., Ltd., Jinyu Fan and Juanjuan Tang
10	.1.6*	Amendment and Supplemental Agreement, dated August 12, 2009, among Redgate Media Group, Redgate Interactive Advertising (Beijing) Co., Ltd., Jinyu Fan and Juanjuan Tang
10	.2.1*	English translation of Equity Transfer Agreement, dated April 8, 2008, among Redgate Interactive Advertising (Beijing) Co., Ltd., Weidong Zhu, Zhenhui Wang, Wenhua Cao and Shanghai Yarun Culture Communications Co., Ltd.
10	.2.2*	English translation of Supplemental Agreement to the Equity Transfer Agreement, dated April 8, 2008, among Redgate Interactive Advertising (Beijing) Co., Ltd., Weidong Zhu, Zhenhui Wang, Wenhua Cao and Shanghai Yarun Culture Communications Co., Ltd.
10	.2.3*	English translation of Termination Agreement to Equity Transfer Agreement, dated June 12, 2009, among Redgate Interactive Advertising (Beijing) Co., Ltd., Redgate Media Group, Weidong Zhu, Zhenhui Wang, Wenhua Cao and Shanghai Yarun Culture Communications Co., Ltd.
10	.2.4*	English translation of Equity Transfer Agreement, dated June 12, 2009, among Redgate Interactive Advertising (Beijing) Co., Ltd., Weidong Zhu, Zhenhui Wang, Wenhua Cao and Shanghai Yarun Culture Communications Co., Ltd.
10	.2.5*	Shares Issuance Agreement, dated June 12, 2009, among Redgate Media Group, Redgate Interactive Advertising (Beijing) Co., Ltd., Weidong Zhu, Zhenhui Wang and Wenhua Cao
10	.2.6*	English translation of Equity Transfer Agreement, dated June 12, 2009, among Redgate Interactive Advertising (Beijing) Co., Ltd., Weidong Zhu, Zhenhui Wang, Wenhua Cao and Shanghai Yarun Culture Communications Co., Ltd.
10	.3.1*	English translation of Investment Framework Agreement, dated August 3, 2008, among Redgate Interactive Advertising (Beijing) Co., Ltd., Beijing Yanhuang Shengshi Advertising Co., Ltd., Yigang Zhao, Bin He, Youyi Wang and Ting Li
10	.3.2*	English translation of Amendment Agreement to Investment Framework Agreement, dated August 28, 2009, among Redgate Interactive Advertising (Beijing) Co., Ltd., Beijing Yanhuang Shengshi Advertising Co., Ltd., Yigang Zhao, Bin He, Youyi Wang and Ting Li
10	.3.3*	English translation of Amendment Agreement to Investment Framework Agreement, dated January 12, 2010, among Redgate Interactive Advertising (Beijing) Co., Ltd., Beijing Yanhuang Shengshi Advertising Co., Ltd., Yigang Zhao, Bin He, Youyi Wang and Ting Li
10	.4.1*	English translation of Investment Framework Agreement, dated December 19, 2007, among Pacific Asia Mode Cube Limited, Redgate Media AD Co., Ltd., Weidong Zhu, Chengye Guo, Shanghai Aoxue Advertising Broadcasting Co., Ltd. and Shanghai Hongmen Advertising Co., Ltd.
10	.4.2*	English translation of Equity Transfer and Capital Increase Agreement, dated December 19, 2007, among Pacific Asia Mode Cube Limited, Redgate Media AD Co., Ltd., Shanghai Yuqing Advertising Broadcasting Co., Ltd., Weidong Zhu and Shanghai Hongmen Advertising Co., Ltd.
10	.4.3*	English translation of Termination Agreement, dated December 19, 2007, among Shanghai Yuqing Advertising Broadcasting Co., Ltd., Fogen Yang, Cui Yuan, Weidong Zhu, Chengye Guo, Shanghai Hongmen Advertising Co., Ltd., Pacific Asia Mode Cube Limited and Redgate Media AD Co., Ltd.
10	.4.4*	English translation of Equity Transfer Agreement, dated December 19, 2007, among Redgate Media AD Co., Ltd., Weidong Zhu and Shanghai Hongmen Advertising Co., Ltd.

Exhibits		Description

10	.4.5*	English translation of Capital Increase Agreement, dated December 19, 2007, among Pacific Asia Mode Cube Limited, Redgate Media AD Co., Ltd., Weidong Zhu, Shanghai Aoxue Advertising Broadcasting Co., Ltd. and Shanghai Hongmen Advertising Co., Ltd.
10	.4.6*	English translation of Supplemental and Amendment Agreement to Investment Framework Agreement, dated April 8, 2008, among Pacific Asia Mode Cube Ltd., Redgate Interactive Advertising (Beijing) Co., Ltd., Redgate Media AD Co., Ltd., Weidong Zhu, Chengye Guo, Shanghai Aoxue Advertising Broadcasting Co., Ltd. and Shanghai Hongmen Advertising Co., Ltd.
10	.4.7*	English translation of Supplemental and Amendment Agreement to Equity Transfer Agreement, dated April 8, 2008, among Redgate Media AD Co., Ltd., Weidong Zhu, and Shanghai Hongmen Advertising Co., Ltd.
10	.4.8*	English translation of Equity Transfer Agreement, dated December 25, 2009, between Redgate Interactive Advertising (Beijing) Co., Ltd. and Chengye Guo
10	.4.9*	English translation of Equity Transfer Agreement, dated December 5, 2009, between Redgate Interactive Advertising (Beijing) Co., Ltd. and Weidong Zhu
10	.4.10*	English translation of Non-Competition Agreement, dated December 25, 2009, among Shanghai Hongmen Advertising Co., Ltd., Pacific Asia Mode Cube Limited, Redgate Interactive Advertising (Beijing) Co., Ltd. and Chengye Guo
10	.5.1*	English translation of Equity Transfer Agreement, dated October 8, 2007, among Redgate Media AD Co., Ltd., Xiaoyi Lu, Fengchun Lu and Xiao Jiang
10	.5.2*	English translation of Supplemental Agreement to Equity Transfer Agreement, dated August 12, 2009, among Redgate Media AD Co., Ltd., Xiaoyi Lu, Fengchun Lu and Xiao Jiang
10	.5.3*	Subscription Agreement, dated October 8, 2007, among Redgate Media Inc., Redgate Media AD Co., Ltd. and Xiaoyi Lu
10	.5.4*	Supplemental Agreement to the Subscription Agreement, dated February 9, 2009, among Redgate Media Inc., Redgate Media AD Co., Ltd. and Xiaoyi Lu
10	.5.5*	The Second Supplemental Agreement to the Subscription Agreement, dated August 12, 2009, among Redgate Media Group, Redgate Media AD Co., Ltd. and Xiaoyi Lu
10	.6.1*	English translation of Equity Transfer Agreement, dated February 2, 2008, among Redgate Media AD Co., Ltd., Qian Yang and Qingang Feng
10	.6.2*	Subscription Agreement, dated February 2, 2008, among Redgate Media Inc., Redgate Media AD Co., Ltd. and Qian Yang
10	.6.3*	English translation of Employment Contract, dated February 2, 2008, between Beijing Alliance Online Advertising Company Ltd. and Qian Yang
10	.6.4*	English translation of Employment Contract, dated February 2, 2008, between Beijing Alliance Online Advertising Company Ltd. and Lin Yan
10	.6.5*	English translation of Non-Competition Agreement, dated February 2, 2008, between Beijing Alliance Online Advertising Company Ltd. and Qian Yang
10	.6.6*	English translation of Non-Competition Agreement, dated February 2, 2008, between Beijing Alliance Online Advertising Company Ltd. and Lin Yan
10	.7.1*	Loan Contract, dated November 15, 2005, among Redgate Media (Hong Kong) Limited, Yue Jin and Fujun Chen
10	.7.2*	Option Deed, dated November 15, 2005, among Redgate Media (Hong Kong) Limited, Yue Jin, Fujun Chen and Redgate Media AD Co., Ltd.
10	.7.3*	Equity Interest Pledge Contract, dated November 15, 2005, among Yue Jin, Fujun Chen and Redgate Media (Beijing) Co., Ltd.
10	.7.4*	Loan Contract, dated April 5, 2005, among Redgate Media (Hong Kong) Limited, Yue Jin and Fujun Chen
10	.7.5*	Option Deed, dated April 5, 2005, among Redgate Media (Hong Kong) Limited, Yue Jin, Fujun Chen and Redgate Media AD Co., Ltd.
10	.7.6*	Equity Interest Pledge Contract, dated April 5, 2005, among Redgate Media (Hong Kong) Limited, Yue Jin, Fujun Chen and Redgate Media (Beijing) Co., Ltd.

Exhibits		Description

10	.7.7*	Amended and Restated Equity Interest Pledge Contract, dated September 18, 2009, among Redgate Media (Beijing) Co., Ltd., Yue Jin, Fujun Chen and Redgate Media (Hong Kong) Limited
10	.7.8*	Amended and Restated Option Deed, dated September 18, 2009, among Redgate Media (Beijing) Co., Ltd., Yue Jin, Fujun Chen, Redgate Media AD Co., Ltd. and Redgate Media (Hong Kong) Limited
10	.7.9*	Loan Contract, dated September 18, 2009, among Redgate Media (Beijing) Co., Ltd., Yue Jin, Fujun Chen and Redgate Media (Hong Kong) Limited
10	.8.1*	Loan Contract, dated April 5, 2006, between Redgate Media (Hong Kong) Limited and Yue Jin
10	.8.2*	Option Deed, dated April 5, 2006, among Redgate Media (Hong Kong) Limited, Yue Jin and Beijing Redgate Online Information Technology Co. Ltd.
10	.8.3*	Equity Interest Pledge Contract, dated April 5, 2006, between Redgate Media (Hong Kong) Limited and Yue Jin
10	.9.1*	English translation of Investment Framework Agreement, dated November 24, 2007, among Redgate Interactive Advertising (Beijing) Co., Ltd., Baohe Meng, Chunhong Xu, Ting Wang, Zhihong Zhang and Shanghai FLOG Media Culture Company Ltd.
10	.9.2*	English translation of Capital Increase Agreement, dated November 24, 2007, among Redgate Interactive Advertising (Beijing) Co., Ltd., Baohe Meng, Chunhong Xu, Ting Wang, Zhihong Zhang and Shanghai FLOG Media Culture Company Ltd.
10	.9.3*	English translation of Non-Competition Agreement, dated November 24, 2007, among Shanghai FLOG Media Culture Company Ltd., Shanghai Xindijia AD Co., Ltd. and Redgate Interactive Advertising (Beijing) Co., Ltd.
10	.9.4*	English translation of Confirmation Letter, dated September 15, 2009, among Redgate Interactive Advertising (Beijing) Co. Ltd., Baohe Meng, Chunhong Xu, Ting Wang, Zhihong Zhang and Shanghai FLOG Media Culture Company Ltd.
10	.9.5*	English translation of Waiver, dated September 2, 2008, from Redgate Interactive Advertising (Beijing) Co., Ltd. to Shanghai FLOG Media Culture Company Ltd., Baohe Meng, Chunhong Xu, Ting Wang and Zhihong Zhang
10	.10.1*	Share Issuance Agreement, dated December 31, 2009, among Redgate Media Group, Redgate Media AD Co., Ltd., Cheng Chen, Yu Zhang and Qingping Wang
10	.10.2*	English Translation of Equity Transfer Agreement, dated December 31, 2009, among Redgate Media AD Co., Ltd., Cheng Chen, Yu Zhang, Qingping Wang and Guangzhou Winclick Information and Technology Co., Ltd.
10	.11.1*	Note Purchase Agreement, dated May 15, 2009, between Redgate Media Group and Uni-Asia Limited
10	.11.2*	Class F Preference Shares Issuance Agreement, dated May 15, 2009, between Redgate Media Group and Uni-Asia Limited
10	.11.3*	Letter Agreement, dated February 12, 2010, between Redgate Media Group and Uni-Asia Limited
10	.12.1*	Subscription Agreement, dated December 4, 2009, among Redgate Media Group and other parties named therein
10	.12.2*	Note Purchase Agreement, dated November 22, 2009, between Redgate Media Group and Kuwait China Investment Company KSC
10	.12.3*	Class G Preference Share Purchase Agreement, dated November 22, 2009, between Redgate Media Group and Kuwait China Investment Company KSC
10	.12.4*	Letter Agreement, dated February 12, 2010, between Redgate Media Group and Kuwait China Investment Company KSC
10	.12.5*	Letter Agreement, dated February 18, 2010, between Redgate Media Group and Kuwait China Investment Company KSC
10	.13*	Form of Employment Agreement
10	.14*	Form of Indemnification Agreement
10	.15*	Founders Share Option Scheme
10	.16*	Employee Share Option Scheme
10	.17*	2010 Stock Incentive Plan

Exhibits		Description

10	.18.1*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Peter Bush Brack
10	.18.2*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Reginald Kufeld Brack Jr.
10	.18.3*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Ayaz Hatim Ebrahim
10	.18.4*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Reginald Kufeld Brack III
10	.18.5*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Paul Marin Theil & Cindy Theil
10	.18.6*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Julie Christine Peter
10	.18.7*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Christy Chu Wo Kwan
10	.18.8*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Philip Henry Geier Jr. and Geier Holdings LLC
10	.18.9*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Paul John Pheby
10	.18.10*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Yin Yee Jenny Shing
10	.18.11*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Swan Street Partners, LLP
10	.19.1	Form of Representatives’ Warrant of the Registrant
21	.1*	List of subsidiaries of Redgate Media Group
23	.1*	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company
23	.2*	Consent of PricewaterhouseCoopers
23.3		Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.4		Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1)
23.5		Consent of Fangda Partners (included in Exhibit 99.1)
23	.6*	Consent of American Appraisal China Limited
23	.7*	Consent of M. Ian G. Gilchrist
24	.1*	Powers of Attorney (contained on signature page to the Registration Statement)
99.1		Opinion of Fangda Partners, PRC counsel to the Registrant, in respect of certain PRC law matters
99	.2*	Code of Business Conduct and Ethics

*	Filed previously.

(1)	Incorporated by reference to the registration statement on Form F-6 filed with the Securities and Exchange Commission on February 24, 2010 (Registration No. 333-165039) with respect to American depositary shares representing our common shares.

(b) Financial Statement Schedules.

Not applicable.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong, on March 9, 2010.

Redgate Media Group

By:	/s/ Peter B. Brack
Name:   Peter B. Brack
Title:     Chairman and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter B. Brack, Ying Zhu, Robert W.H.S. Yung and Thomas H.K. Mak, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitutions, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on March 9, 2010 in the capacities indicated.

Signature	Title

/s/ Peter B. Brack Peter B. Brack	Chairman and Chief Executive Officer (principal executive officer)

/s/ Ying Zhu Ying Zhu	Director, President and General Manager

/s/ Robert W.H.S. Yung Robert W.H.S. Yung	Director and Chief Marketing Officer

/s/ Thomas H.K. Mak Thomas H.K. Mak	Chief Financial Officer (principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Redgate Media Group, has signed this Registration Statement or amendment thereto in the City of Newark, Delaware, on March 9, 2010.

By:	/s/ Donald J. Puglisi
Name:   Donald J. Puglisi
Title:     Managing Director

EXHIBIT INDEX

Exhibits		Description

1.1		Form of Underwriting Agreement
3	.1*	Memorandum and Articles of Association of the Registrant
3	.2*	Amended and Restated Memorandum and Articles of Association of the Registrant
4.1		Specimen of Share Certificate
4	.2(1)	Form of Deposit Agreement among Redgate Media Group, Citibank, N.A., as depositary, and the Holders and Beneficial Owners of American Depositary Shares issued thereunder, including the form of American Depositary Receipt
4	.3.1*	Shareholders Agreement for Redgate Media Inc., dated September 17, 2004, among Redgate Media Inc., Ying Zhu, Robert William Hong-San Yung, Peter Bush Brack, Common Investors, Series A Investors, Series B Investor and Series C Investors
4	.3.2*	Amendment Agreement, dated September 12, 2007, among parties to the Shareholders Agreement dated September 17, 2004 named therein and Uni-Asia Limited
4	.3.3*	Second Amendment Agreement, dated November 30, 2007, among parties to the Shareholders Agreement dated September 17, 2004, as amended on September 12, 2007, named therein, Harmir Realty Co, LP and Michael A. Steinberg Profit Sharing Trust
4	.3.4*	Third Amendment Agreement, dated June 20, 2008, among parties to the Shareholders Agreement dated September 17, 2004, as amended on September 12, 2007 and November 30, 2007, named therein and Series E Investors named therein
4	.3.5*	Fourth Amendment Agreement, dated December 4, 2009, among parties to the Shareholders Agreement dated September 17, 2004, as amended on September 12, 2007, November 30, 2007, and June 20, 2008, named therein and Series G Investors named therein
4	.3.6*	Amendment Agreement to Shareholders Agreement, dated December 7, 2009, between Redgate Media Group and Fahad Al-Mutawa
4	.3.7*	Amendment Agreement to Shareholders Agreement, dated December 9, 2009, between Redgate Media Group and John Pridjian
4	.3.8*	Amendment Agreement to Shareholders Agreement, dated December 14, 2009, between Redgate Media Group and Lotus Equity Income Fund Limited
4	.3.9*	Amendment Agreement to Shareholders Agreement, dated December 14, 2009, between Redgate Media Group and The Gladiator Fund
4	.3.10*	Amendment Agreement to Shareholders Agreement, dated December 16, 2009, between Redgate Media Group and Avatam, LLC
4	.3.11*	Amendment Agreement to Shareholders Agreement, dated December 18, 2009, between Redgate Media Group and Hyposwiss Private Bank Genève SA
4	.3.12*	Amendment Agreement to Shareholders Agreement, dated December 7, 2009, between Redgate Media Group and Fahad Al-Mutawa
4	.3.13*	Fifth Amendment Agreement, dated February 12, 2010, among parties to the Shareholders Agreement dated September 17, 2004, as amended on September 12, 2007, November 30, 2007, June 20, 2008 and December 4, 2009, named therein
5.1		Opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Registrant, as to the validity of the common shares
8.1		Opinion of Sullivan & Cromwell LLP, United States counsel to the Registrant, regarding certain tax matters
8.2		Opinion of Conyers Dill & Pearman regarding certain tax matters
10	.1.1*	English translation of Equity Transfer Agreement, dated April 8, 2008, among Redgate Interactive Advertising (Beijing) Co., Ltd., Juanjuan Tang, Jinyu Fan and Shanghai Dianguang Media Broadcasting Company
10	.1.2*	English translation of Supplemental Agreement to the Equity Transfer Agreement, dated April 8, 2008, among Redgate Interactive Advertising (Beijing) Co., Ltd., Juanjuan Tang, Jinyu Fan and Shanghai Dianguang Media Broadcasting Company

Exhibits		Description

10	.1.3*	English translation of Supplemental Agreement to the Equity Transfer Agreement, dated July 14, 2008, among Redgate Interactive Advertising (Beijing) Co., Ltd., Redgate Media Inc., Juanjuan Tang, Jinyu Fan and Shanghai Dianguang Media Broadcasting Company
10	.1.4*	English translation of Supplemental Agreement to the Equity Transfer Agreement, dated August 12, 2009, among Redgate Interactive Advertising (Beijing) Co., Ltd., Juanjuan Tang, Jinyu Fan and Shanghai Dianguang Media Broadcasting Company
10	.1.5*	Shares Issuance Agreement, dated April 8, 2008, among Redgate Media Inc., Redgate Interactive Advertising (Beijing) Co., Ltd., Jinyu Fan and Juanjuan Tang
10	.1.6*	Amendment and Supplemental Agreement, dated August 12, 2009, among Redgate Media Group, Redgate Interactive Advertising (Beijing) Co., Ltd., Jinyu Fan and Juanjuan Tang
10	.2.1*	English translation of Equity Transfer Agreement, dated April 8, 2008, among Redgate Interactive Advertising (Beijing) Co., Ltd., Weidong Zhu, Zhenhui Wang, Wenhua Cao and Shanghai Yarun Culture Communications Co., Ltd.
10	.2.2*	English translation of Supplemental Agreement to the Equity Transfer Agreement, dated April 8, 2008, among Redgate Interactive Advertising (Beijing) Co., Ltd., Weidong Zhu, Zhenhui Wang, Wenhua Cao and Shanghai Yarun Culture Communications Co., Ltd.
10	.2.3*	English translation of Termination Agreement to Equity Transfer Agreement, dated June 12, 2009, among Redgate Interactive Advertising (Beijing) Co., Ltd., Redgate Media Group, Weidong Zhu, Zhenhui Wang, Wenhua Cao and Shanghai Yarun Culture Communications Co., Ltd.
10	.2.4*	English translation of Equity Transfer Agreement, dated June 12, 2009, among Redgate Interactive Advertising (Beijing) Co., Ltd., Weidong Zhu, Zhenhui Wang, Wenhua Cao and Shanghai Yarun Culture Communications Co., Ltd.
10	.2.5*	Shares Issuance Agreement, dated June 12, 2009, among Redgate Media Group, Redgate Interactive Advertising (Beijing) Co., Ltd., Weidong Zhu, Zhenhui Wang and Wenhua Cao
10	.2.6*	English translation of Equity Transfer Agreement, dated June 12, 2009, among Redgate Interactive Advertising (Beijing) Co., Ltd., Weidong Zhu, Zhenhui Wang, Wenhua Cao and Shanghai Yarun Culture Communications Co., Ltd.
10	.3.1*	English translation of Investment Framework Agreement, dated August 3, 2008, among Redgate Interactive Advertising (Beijing) Co., Ltd., Beijing Yanhuang Shengshi Advertising Co., Ltd., Yigang Zhao, Bin He, Youyi Wang and Ting Li
10	.3.2*	English translation of Amendment Agreement to Investment Framework Agreement, dated August 28, 2009, among Redgate Interactive Advertising (Beijing) Co., Ltd., Beijing Yanhuang Shengshi Advertising Co., Ltd., Yigang Zhao, Bin He, Youyi Wang and Ting Li
10	.3.3*	English translation of Amendment Agreement to Investment Framework Agreement, dated January 12, 2010, among Redgate Interactive Advertising (Beijing) Co., Ltd., Beijing Yanhuang Shengshi Advertising Co., Ltd., Yigang Zhao, Bin He, Youyi Wang and Ting Li
10	.4.1*	English translation of Investment Framework Agreement, dated December 19, 2007, among Pacific Asia Mode Cube Limited, Redgate Media AD Co., Ltd., Weidong Zhu, Chengye Guo, Shanghai Aoxue Advertising Broadcasting Co., Ltd. and Shanghai Hongmen Advertising Co., Ltd.
10	.4.2*	English translation of Equity Transfer and Capital Increase Agreement, dated December 19, 2007, among Pacific Asia Mode Cube Limited, Redgate Media AD Co., Ltd., Shanghai Yuqing Advertising Broadcasting Co., Ltd., Weidong Zhu and Shanghai Hongmen Advertising Co., Ltd.
10	.4.3*	English translation of Termination Agreement, dated December 19, 2007, among Shanghai Yuqing Advertising Broadcasting Co., Ltd., Fogen Yang, Cui Yuan, Weidong Zhu, Chengye Guo, Shanghai Hongmen Advertising Co., Ltd., Pacific Asia Mode Cube Limited and Redgate Media AD Co., Ltd.
10	.4.4*	English translation of Equity Transfer Agreement, dated December 19, 2007, among Redgate Media AD Co., Ltd., Weidong Zhu and Shanghai Hongmen Advertising Co., Ltd.
10	.4.5*	English translation of Capital Increase Agreement, dated December 19, 2007, among Pacific Asia Mode Cube Limited, Redgate Media AD Co., Ltd., Weidong Zhu, Shanghai Aoxue Advertising Broadcasting Co., Ltd. and Shanghai Hongmen Advertising Co., Ltd.

Exhibits		Description

10	.4.6*	English translation of Supplemental and Amendment Agreement to Investment Framework Agreement, dated April 8, 2008, among Pacific Asia Mode Cube Ltd., Redgate Interactive Advertising (Beijing) Co., Ltd., Redgate Media AD Co., Ltd., Weidong Zhu, Chengye Guo, Shanghai Aoxue Advertising Broadcasting Co., Ltd. and Shanghai Hongmen Advertising Co., Ltd.
10	.4.7*	English translation of Supplemental and Amendment Agreement to Equity Transfer Agreement, dated April 8, 2008, among Redgate Media AD Co., Ltd., Weidong Zhu, and Shanghai Hongmen Advertising Co., Ltd.
10	.4.8*	English translation of Equity Transfer Agreement, dated December 25, 2009, between Redgate Interactive Advertising (Beijing) Co., Ltd. and Chengye Guo
10	.4.9*	English translation of Equity Transfer Agreement, dated December 5, 2009, between Redgate Interactive Advertising (Beijing) Co., Ltd. and Weidong Zhu
10	.4.10*	English translation of Non-Competition Agreement, dated December 25, 2009, among Shanghai Hongmen Advertising Co., Ltd., Pacific Asia Mode Cube Limited, Redgate Interactive Advertising (Beijing) Co., Ltd. and Chengye Guo
10	.5.1*	English translation of Equity Transfer Agreement, dated October 8, 2007, among Redgate Media AD Co., Ltd., Xiaoyi Lu, Fengchun Lu and Xiao Jiang
10	.5.2*	English translation of Supplemental Agreement to Equity Transfer Agreement, dated August 12, 2009, among Redgate Media AD Co., Ltd., Xiaoyi Lu, Fengchun Lu and Xiao Jiang
10	.5.3*	Subscription Agreement, dated October 8, 2007, among Redgate Media Inc., Redgate Media AD Co., Ltd. and Xiaoyi Lu
10	.5.4*	Supplemental Agreement to the Subscription Agreement, dated February 9, 2009, among Redgate Media Inc., Redgate Media AD Co., Ltd. and Xiaoyi Lu
10	.5.5*	The Second Supplemental Agreement to the Subscription Agreement, dated August 12, 2009, among Redgate Media Group, Redgate Media AD Co., Ltd. and Xiaoyi Lu
10	.6.1*	English translation of Equity Transfer Agreement, dated February 2, 2008, among Redgate Media AD Co., Ltd., Qian Yang and Qingang Feng
10	.6.2*	Subscription Agreement, dated February 2, 2008, among Redgate Media Inc., Redgate Media AD Co., Ltd. and Qian Yang
10	.6.3*	English translation of Employment Contract, dated February 2, 2008, between Beijing Alliance Online Advertising Company Ltd. and Qian Yang
10	.6.4*	English translation of Employment Contract, dated February 2, 2008, between Beijing Alliance Online Advertising Company Ltd. and Lin Yan
10	.6.5*	English translation of Non-Competition Agreement, dated February 2, 2008, between Beijing Alliance Online Advertising Company Ltd. and Qian Yang
10	.6.6*	English translation of Non-Competition Agreement, dated February 2, 2008, between Beijing Alliance Online Advertising Company Ltd. and Lin Yan
10	.7.1*	Loan Contract, dated November 15, 2005, among Redgate Media (Hong Kong) Limited, Yue Jin and Fujun Chen
10	.7.2*	Option Deed, dated November 15, 2005, among Redgate Media (Hong Kong) Limited, Yue Jin, Fujun Chen and Redgate Media AD Co., Ltd.
10	.7.3*	Equity Interest Pledge Contract, dated November 15, 2005, among Yue Jin, Fujun Chen and Redgate Media (Beijing) Co., Ltd.
10	.7.4*	Loan Contract, dated April 5, 2005, among Redgate Media (Hong Kong) Limited, Yue Jin and Fujun Chen
10	.7.5*	Option Deed, dated April 5, 2005, among Redgate Media (Hong Kong) Limited, Yue Jin, Fujun Chen and Redgate Media AD Co., Ltd.
10	.7.6*	Equity Interest Pledge Contract, dated April 5, 2005, among Redgate Media (Hong Kong) Limited, Yue Jin, Fujun Chen and Redgate Media (Beijing) Co., Ltd.
10	.7.7*	Amended and Restated Equity Interest Pledge Contract, dated September 18, 2009, among Redgate Media (Beijing) Co., Ltd., Yue Jin, Fujun Chen and Redgate Media (Hong Kong) Limited

Exhibits		Description

10	.7.8*	Amended and Restated Option Deed, dated September 18, 2009, among Redgate Media (Beijing) Co., Ltd., Yue Jin, Fujun Chen, Redgate Media AD Co., Ltd. and Redgate Media (Hong Kong) Limited
10	.7.9*	Loan Contract, dated September 18, 2009, among Redgate Media (Beijing) Co., Ltd., Yue Jin, Fujun Chen and Redgate Media (Hong Kong) Limited
10	.8.1*	Loan Contract, dated April 5, 2006, between Redgate Media (Hong Kong) Limited, and Yue Jin
10	.8.2*	Option Deed, dated April 5, 2006, among Redgate Media (Hong Kong) Limited, Yue Jin and Beijing Redgate Online Information Technology Co. Ltd.
10	.8.3*	Equity Interest Pledge Contract, dated April 5, 2006, between Redgate Media (Hong Kong) Limited and Yue Jin
10	.9.1*	English translation of Investment Framework Agreement, dated November 24, 2007, among Redgate Interactive Advertising (Beijing) Co., Ltd., Baohe Meng, Chunhong Xu, Ting Wang, Zhihong Zhang and Shanghai FLOG Media Culture Company Ltd.
10	.9.2*	English translation of Capital Increase Agreement, dated November 24, 2007, among Redgate Interactive Advertising (Beijing) Co., Ltd., Baohe Meng, Chunhong Xu, Ting Wang, Zhihong Zhang and Shanghai FLOG Media Culture Company Ltd.
10	.9.3*	English translation of Non-Competition Agreement, dated November 24, 2007, among Shanghai FLOG Media Culture Company Ltd., Shanghai Xindijia AD Co., Ltd. and Redgate Interactive Advertising (Beijing) Co., Ltd.
10	.9.4*	English translation of Confirmation Letter, dated September 15, 2009, among Redgate Interactive Advertising (Beijing) Co. Ltd., Baohe Meng, Chunhong Xu, Ting Wang, Zhihong Zhang and Shanghai FLOG Media Culture Company Ltd.
10	.9.5*	English translation of Waiver, dated September 2, 2008, from Redgate Interactive Advertising (Beijing) Co., Ltd. to Shanghai FLOG Media Culture Company Ltd., Baohe Meng, Chunhong Xu, Ting Wang and Zhihong Zhang
10	.10.1*	Share Issuance Agreement, dated December 31, 2009, among Redgate Media Group, Redgate Media AD Co., Ltd., Cheng Chen, Yu Zhang and Qingping Wang
10	.10.2*	English Translation of Equity Transfer Agreement, dated December 31, 2009, among Redgate Media AD Co., Ltd., Cheng Chen, Yu Zhang, Qingping Wang and Guangzhou Winclick Information and Technology Co., Ltd.
10	.11.1*	Note Purchase Agreement, dated May 15, 2009, between Redgate Media Group and Uni-Asia Limited
10	.11.2*	Class F Preference Shares Issuance Agreement, dated May 15, 2009, between Redgate Media Group and Uni-Asia Limited
10	.11.3*	Letter Agreement, dated February 12, 2010, between Redgate Media Group and Uni-Asia Limited
10	.12.1*	Subscription Agreement, dated December 4, 2009, among Redgate Media Group and other parties named therein
10	.12.2*	Note Purchase Agreement, dated November 22, 2009, between Redgate Media Group and Kuwait China Investment Company KSC
10	.12.3*	Class G Preference Share Purchase Agreement, dated November 22, 2009, between Redgate Media Group and Kuwait China Investment Company KSC
10	.12.4*	Letter Agreement, dated February 12, 2010, between Redgate Media Group and Kuwait China Investment Company KSC
10	.12.5*	Letter Agreement, dated February 18, 2010, between Redgate Media Group and Kuwait China Investment Company KSC
10	.13*	Form of Employment Agreement
10	.14*	Form of Indemnification Agreement
10	.15*	Founders Share Option Scheme
10	.16*	Employee Share Option Scheme
10	.17*	2010 Stock Incentive Plan
10	.18.1*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Peter Bush Brack

Exhibits		Description

10	.18.2*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Reginald Kufeld Brack Jr.
10	.18.3*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Ayaz Hatim Ebrahim
10	.18.4*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Reginald Kufeld Brack III
10	.18.5*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Paul Marin Theil & Cindy Theil
10	.18.6*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Julie Christine Peter
10	.18.7*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Christy Chu Wo Kwan
10	.18.8*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Philip Henry Geier Jr. and Geier Holdings LLC
10	.18.9*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Paul John Pheby
10	.18.10*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Yin Yee Jenny Shing
10	.18.11*	Letter Agreement, dated February 3, 2010, among Redgate Media Group, Redgate Media (Hong Kong) Limited and Swan Street Partners, LLP
10	.19.1	Form of Representatives’ Warrant of the Registrant
21	.1*	List of subsidiaries of Redgate Media Group
23	.1*	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company
23	.2*	Consent of PricewaterhouseCoopers
23.3		Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.4		Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1)
23.5		Consent of Fangda Partners (included in Exhibit 99.1)
23	.6*	Consent of American Appraisal China Limited
23	.7*	Consent of M. Ian G. Gilchrist
24	.1*	Powers of Attorney (contained on signature page to the Registration Statement)
99.1		Opinion of Fangda Partners, PRC counsel to the Registrant, in respect of certain PRC law matters
99	.2*	Code of Business Conduct and Ethics

*	Filed previously.

(1)	Incorporated by reference to the registration statement on Form F-6 filed with the Securities and Exchange Commission on February 24, 2010 (Registration No. 333-165039) with respect to American depositary shares representing our common shares.